Exhibit 5.1

Michael E. Tenta

(650) 843-5636

mtenta@cooley.com

June 23, 2008

Medivation, Inc.

201 Spear Street, 3rd Floor

San Francisco, CA 94105

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by Medivation, Inc., a Delaware corporation (the “Company”), of up to 1,129,518 shares of the Company’s common stock, par value $0.01 (the “Shares”), pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-145122) (the “Registration Statement”) and the related Base Prospectus, dated August 20, 2007 and Prospectus Supplement, dated June 20, 2008 (collectively, the “Prospectus”) filed with the Securities and Exchange Commission. All of the Shares are to be sold by the Company as described in the Registration Statement and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s certificate of incorporation and bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Sincerely,

Cooley Godward Kronish LLP

/s/ Michael E. Tenta
Michael E. Tenta

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM